POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, C. Philip Tholen, constitutes and appoints each of Dennis R. Neill, Jack A. Canon and Annabel M. Jones, acting individually, as such person's true and lawful attorney-in-fact and agent with full power of substitution and revocation for such person and in such person's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, respecting securities of Comstock Resources, Inc., a Nevada corporation, that the undersigned beneficially owns, including but not limited to, Schedules 13D, Schedules 13G, Forms 3, Forms 4 and Forms 5 and any and all amendments thereto.

     This power of attorney shall be valid from the date hereof until revoked by the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 27th day of August, 1998.


                                    /s/ C. Philip Tholen
                                    -----------------------------
                                        C. Philip Tholen